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                                                                   EXHIBIT 10.17

                          MANAGEMENT SERVICES AGREEMENT

      This MANAGEMENT SERVICES AGREEMENT (the "Agreement"), dated as of July 23, 2001, is entered into by and between Catalina Lighting, Inc., a Florida corporation with offices at 18191 NW 68th Avenue, Miami, Florida 33015 (the "Company") and Sun Capital Partners Management, LLC, a Delaware limited liability company with offices at 5355 Town Center Road, Suite 802, Boca Raton, Florida 33486 (the "Manager").

      WHEREAS, the Company desires to have the Manager render, and the Manager desires to render, certain services from time to time on the terms herein provided;

      NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

      1. Agreement; Term.

            (a) The Company hereby retains the Manager to perform, and the Manager agrees to render to the Company, on the terms herein set forth, management and consulting services regarding the business of the Company and such other services relating to the Company as may from time to time be reasonably requested by the Board of Directors or executive officers of the Company. Without limiting the generality of the foregoing, the parties currently contemplate that these services shall include advice regarding improvements to the Company's financial reporting, accounting and management information systems and staffing.

            (b) It is expressly understood and agreed that the Manager shall devote only so much time, and shall consult with and advise the officers and managers of the Company only to such extent and at such times and places as may be mutually convenient to the Company and the Manager. The Manager shall be free to provide similar services to such other business enterprises or activities as the Manager may deem fit without any limitation or restriction whatsoever.

            (c) The term of this Agreement shall commence as of the date hereof and shall terminate on July 23, 2011.

      2. Compensation and Expenses.

            (a) For the services to be rendered by the Manager hereunder, the Manager shall receive an annual fee (the "Management Fee") equal to $500,000. The Company shall pay the Management Fee in quarterly installments in advance of $125,000. Each quarterly installment of the Management Fee shall be paid on the last business day of the quarter preceding the quarter for which the installment is due. On the date hereof, the Company shall pay the Manager $98,118.28, representing the pro rata portion of the Management Fee for the quarter ending September 30, 2001.
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            (b) The Company shall reimburse the Manager for the cost of all reasonable out-of-pocket fees and expenses incurred by the Manager and its Affiliates in the performance of the services hereunder and all matters related thereto.

            (c) The Manager shall also be entitled to additional customary and reasonable fees for investment banking services provided the Company at the Company's request, including, without limitation, refinancings, restructurings, equity offerings, mergers, acquisitions and divestitures. In the event of an acquisition, merger, consolidation, business combination, or sale of all or substantially all of the Company's assets or the outstanding shares of the Company's capital stock, the Company shall pay the Manager a fee in cash equal to 1% of the aggregate consideration (including assumed debt and long-term liabilities) paid to the Company or its shareholders in connection with such transaction.

      3. Relationship of the Parties. The Manager is providing services hereunder as an independent contractor. Nothing in this Agreement shall be deemed to constitute the parties hereto joint venturers, partners or participants in an unincorporated business or other separate entity, nor in any manner create any employer-employee relationship between the Company on the one hand, and the Manager or any of the Manager's employees on the other hand.

      4. Board of Directors and Officers. Nothing in this Agreement shall be construed to relieve the directors or officers of Company from the performance of their respective duties or limit the exercise of their powers in accordance with the Company's Articles of Incorporation or Bylaws, any applicable provisions of the applicable corporate law, or otherwise. The activities of Company shall at all times be subject to the control and direction of its Board of Directors and officers. The Company reserves the right to make all decisions with regard to any matter upon which the Manager has rendered its advice and consultation.

      5. Limitation of Liability. In no event will the Manager be liable to the Company for special, indirect, punitive or consequential damages, including, without limitation, loss of profits or lost business, even if the Company has been advised of the possibility of such damages. Under no circumstances will the Manager's liability exceed, in the aggregate, the fees actually paid to the Manager hereunder.

      6. Indemnification. The Company shall reimburse, defend, indemnify and hold the Manager, and its employees, officers, agents, members and managers, harmless from and against any damage, loss, liability, deficiency, diminution in value, action, suit, claim, proceeding, investigation, audit, demand, assessment, fine, judgment, cost and other expense (including, without limitation, reasonable legal fees and expenses) arising out of, related to or in connection with (a) any act or omission of the Company or the Manager, except to the extent involving the willful misconduct, bad faith or gross negligence of the Manager, or (b) any act or omission made at the direction of the Company.

      7. Notices. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address et forth in the preamble to this Agreement (or at such other address


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as shall be designated hereunder by notice to the other party hereto, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with a nationally recognized overnight delivery service, with the cost of delivery prepaid for the account of the sender; (b) on the fifth business day following the day duly sent be certified or registered United States mail, postage prepaid and return receipt requested; or (c) if delivered by other means, when actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

      8. Assignment; Successors and Assigns. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company without the prior written consent of the Manager. This Agreement and the rights, duties and obligations of the Manager hereunder may not be assigned or delegated by the Manager, other than to an affiliate of the Manager, without the prior written consent of the Company. All covenants, promises and agreements by or on behalf of the parties contained in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

      9. Amendments. No amendment, supplement or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Manager and the Company (in the case of an amendment or supplement) or by the waiving party (in the case of a waiver).

      10. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without giving effect to principles of conflicts of law or choice of law that would compel the application of the substantive laws of any other jurisdiction.

      11. Section Headings. The headings of each section are contained herein for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      12. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with regard to the subject matter hereof and supersedes and replaces all prior agreements, understandings and representations, oral or written, with regard to such matters.

      13. Severability. If any provision of this Agreement or application thereof under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

      14. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and both of which together shall constitute one and the same document.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   SUN CAPITAL PARTNERS MANAGEMENT, LLC

                                   by: /s/ Michael Kalb
                                       -----------------------------------------
                                   Name: Michael Kalb
                                   Title: Vice President


                                   CATALINA LIGHTING, INC.

                                   by: /s/ Robert Hersh
                                       -----------------------------------------
                                   Name: Robert Hersh
                                   Title: President and Chief Executive Officer


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